AIR COMMUNITIES

The most efficient and effective way to allocate capital to multi-family real estate

BRIZO
LUXURY APARTMENTS

BRIZO I DURHAM, NC

FOURTH QUARTER 2023

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

AIRCOMMUNITIES.COM
NYSE:AIRC

Page
3	Earnings Release

11	Consolidated Statements of Operations

12	Consolidated Balance Sheets

13	Schedule 1 – Funds From Operations Reconciliation

15	Schedule 2 – Funds From Operations Information

20	Schedule 3 – Property Net Operating Income

21	Schedule 4 – Apartment Home Summary

22	Schedule 5 – Capitalization and Financial Metrics

24	Schedule 6 – Same Store Operating Results

28	Schedule 7 – Portfolio Data by Market

29	Schedule 8 – Apartment Community Disposition and Acquisition Activity

30	Schedule 9 – Apartment Community Capital Addition Information

31	Glossary and Reconciliations of Non-GAAP Financial and Operating Measures

AIR Communities Reports Fourth Quarter 2023 Results
Denver, Colorado, February 8, 2024 – Apartment Income REIT Corp. ("AIR") (NYSE: AIRC) announced today results for the fourth quarter and full year 2023.
Terry Considine, Chief Executive Officer, comments: “AIR's operating performance in 2023 was excellent… the highest in our peer group. We improved our portfolio with co-investment from two of the most respected global property investors. In 2024, we will continue to focus on driving predictable growth in recurring free cash flow… attracting high quality residents, and retaining them with great service from productive and caring teammates. As ever, we expect to improve… in operations, portfolio quality, operating scale, operating margins and quality of earnings, all with a safe balance sheet… and a focus on higher free cash flow and NAV growth per share.”
•Full year Same Store Revenue, Net Operating Income (“NOI”), and Free Cash Flow (“FCF”) up 7.9%, 9.3%, and 9.5%, respectively
◦Transacted blended lease rate growth up 5.6%
◦Resident retention up 100 bps in the year to 62.3%
◦Controllable expenses up only 20 bps
◦Full year Same Store NOI and FCF margins of 74.5% and 68.4%, up to all-time highs
•Run-Rate FFO and AFFO per share increased 7.8% and 7.7%, respectively, for the full year
◦Recurring operations have generated Run-Rate FFO and AFFO per share CAGRs of 9.5% and 10.7%, respectively, since 2021
•Pro forma FFO of $2.41 per share, meeting the mid-point of 2023 guidance
•2.1 million shares ($71 million) repurchased in the fourth quarter at an average $34.39 per share
◦13.4 million outstanding shares and OP units (8% of total) repurchased since year-end 2021
•2024 guidance:
◦Continued focus on steady growth in unlevered FCF
▪Partial offsets result from increased interest expense
▪Q3 2023 paired trades accretive to FCF and accretive to Run-Rate FFO before year-end
▪Potential risks in insurance, real estate taxes, and amounts of transaction-related income
▪Potential upsides in operational initiatives and paired trades, magnified by joint ventures
◦2.0% to 5.6% range in expected Same Store NOI growth, 3.8% at the midpoint
◦2.3% to 6.3% range in expected Same Store FCF growth, 4.3% at the midpoint
◦Run-Rate FFO per share between $2.33 and $2.43, up 0.8% (at the midpoint) over 2023 Run-Rate FFO per share of $2.36
◦Run-Rate AFFO per share between $2.07 and $2.17, up 1.4% (at the midpoint) over 2023 Run-Rate AFFO per share of $2.09
◦Year-end Net Leverage to Adjusted EBITDAre of approximately 6.0x, with fluctuations for intra-quarter transaction activity; at this level, Net Leverage approximates 33%, a low level for the AIR business model with no exposure to construction, second mortgage lending, or short-term rentals.

Fourth Quarter and 2023 Full Year Results:

	FOURTH QUARTER			YEAR-TO-DATE
	2023	2022	Variance	2023	2022	Variance
Net (loss) income	$(0.11)	$2.17	(105.1)%	$4.27	$5.81	(26.5%)
NAREIT Funds From Operations (FFO)	$0.46	$0.58	(20.7%)	$2.27	$2.17	4.6%
Pro forma adjustments*	0.18	0.01	nm	0.14	0.24	(41.7)%
Pro forma Funds From Operations (Pro forma FFO)	$0.64	$0.59	8.5%	$2.41	$2.41	flat
Nonrecurring contributions**	—	—	flat	(0.05)	(0.22)	(77.3)%
Run-Rate FFO	$0.64	$0.59	8.5%	$2.36	$2.19	7.8%
Capital replacements	(0.06)	(0.07)	(14.3%)	(0.27)	(0.25)	8.0%
Run-Rate Adjusted Funds From Operations (AFFO)	$0.58	$0.52	11.5%	$2.09	$1.94	7.7%
*In the fourth quarter of 2023 and 2022, $0.10 and $0.02, respectively, of our Pro forma adjustments are non-cash items. Please see Supplement Schedule 1 for further information regarding the Pro forma adjustments.
**In 2023, nonrecurring contributions are swap acceleration income from refinancing floating rate debt with long-term fixed rate financing offset partially by higher-than-anticipated casualty and legal costs. In 2022, nonrecurring contributions are cash income received from prepayment of the Aimco note and property leases.

Same Store Portfolio: Operating Update
Same Store Portfolio: 63 properties; 85% of full year rental revenue

	FOURTH QUARTER					FULL YEAR
	Year-over-Year			Sequential		Year-over-Year
($ in millions, at AIR share)	2023	2022	Variance	3rd Qtr.	Variance	2023	2022	Variance
Revenue, before utility reimbursements	$154.3	$145.3	6.2%	$151.6	1.7%	$600.1	$556.3	7.9%
Controllable operating expenses (COE)	(15.9)	(17.2)	(7.4%)	(19.7)	(19.2%)	(72.9)	(72.8)	0.2%
Utilities, net	(1.9)	(2.2)	(16.8%)	(2.1)	(10.4%)	(8.0)	(9.0)	(11.4%)
Real estate taxes	(15.2)	(14.5)	4.9%	(15.6)	(2.5%)	(61.0)	(57.6)	6.0%
Insurance	(2.9)	(1.9)	57.2%	(3.0)	(2.8%)	(11.0)	(7.8)	41.3%
Expenses, net of utility reimbursements	(35.9)	(35.8)	0.3%	(40.4)	(11.1%)	(152.9)	(147.1)	4.0%
Net operating income	$118.4	$109.5	8.1%	$111.3	6.4%	$447.2	$409.2	9.3%
Capital replacements	(8.7)	(10.1)	(13.7%)	(8.2)	6.2%	(36.6)	(34.2)	7.1%
Unlevered FCF	$109.7	$99.4	10.3%	$103.1	6.4%	$410.6	$375.0	9.5%
Components of Same Store Revenue Growth:

	FOURTH QUARTER 2023		YEAR-TO-DATE
Same Store Revenue Components	Year-over-Year	Sequential	Year-over-Year
Residential Rents	4.0%	0.3%	7.0%
Average Daily Occupancy (ADO)	0.4%	2.0%	(0.4%)
Residential Rental Income	4.4%	2.3%	6.6%
Bad Debt, net of recoveries*	1.1%	0.6%	0.5%
Other Residential Income	0.7%	(1.1%)	0.8%
Residential Revenue	6.2%	1.8%	7.9%
Commercial Revenue	—%	(0.1%)	—%
Same Store Revenue Growth	6.2%	1.7%	7.9%
*AIR fourth quarter bad debt was 90 basis points on a gross basis, and zero net of recoveries.

Rental Rates & Occupancy:

	FOURTH QUARTER			YEAR-TO-DATE			2023			2024
(amounts represent AIR share)	2023	2022	Variance	2023	2022	Variance	Oct	Nov	Dec	Jan
Transacted Leases (rate of change)
Renewals	3.7%	10.2%	(6.5%)	6.8%	11.2%	(4.4%)	3.8%	3.7%	2.7%	4.7%
New leases	—%	11.0%	(11.0%)	4.6%	16.3%	(11.7%)	1.3%	(0.4%)	(2.0%)	(0.5%)
Weighted-average	0.9%	10.9%	(10.0%)	5.6%	13.8%	(8.2%)	2.1%	0.2%	(1.6%)	0.2%

Signed Leases (rate of change)
Renewals	4.7%	9.0%	(4.3%)	6.7%	11.1%	(4.4%)	3.8%	5.6%	4.9%	5.6%
New leases	(1.1%)	10.0%	(11.1%)	4.2%	16.1%	(11.9%)	—%	(2.0%)	(2.0%)	1.8%
Weighted-averge	—%	9.8%	(9.8%)	5.4%	13.6%	(8.2%)	0.6%	(1.0%)	0.1%	3.8%

Average Daily Occupancy (ADO)	97.3%	96.9%	0.4%	96.4%	96.8%	(0.4%)	96.9%	97.4%	97.7%	97.7%

Capital Allocation
Acquisition Portfolio: Operating Update
AIR’s acquisitions are expected to experience a rate of NOI and FCF growth during the initial years of AIR ownership that is higher than the rate in the Same Store Portfolio as operational improvements are realized and physical upgrades are completed.

			Fourth Quarter Year-Over-Year Variance
Year	Properties	% of GAV	Rev	Exp	NOI
Same Store excluding Class of 2021	58	75.2%	6.3%	1.0%	7.9%
Class of 2021*	5	6.8%	5.7%	(5.7%)	10.7%
Class of 2022**	4	5.9%	7.0%	6.0%	7.4%
Other Real Estate**	4	5.4%	5.7%	(16.0%)	15.1%
Class of 2023	4	5.8%
Class of 2024	1	0.9%
Total Portfolio	76	100.0%
*Class of 2021 acquisitions are included in, and contributed 20-basis points to, reported Same Store NOI growth metrics.
**Class of 2022 expenses increased in the quarter primarily as a result of a tax revaluation in Florida, offset by continued improvement in controllable expenses across the Class. Favorable expenses in Other Real Estate reflect AIR’s optimization of controllable expenses. Both portfolios continue to perform in line with expectations.
Acquisitions
•AIR made no acquisitions in the fourth quarter
•In January 2024, AIR acquired an apartment community located in Raleigh, North Carolina with 384 apartment homes for $86.5 million; we expect a 5.7% forward NOI cap rate at stabilization in the third quarter of 2024, and an unlevered IRR of >10%
Share Repurchases
•2.1 million shares repurchased in the fourth quarter at an average price of $34.39 per share for $71.2 million, representing an estimated NOI cap rate of 6.5%
•Outstanding shares and OP units reduced by 4.8 million (3%) in the full year, and 13.4 million (8%) inclusive of share repurchases since year-end 2021

Balance Sheet Update
•Fourth quarter Net Leverage to Adjusted EBITDAre of 6.1x was 0.1x greater than previously anticipated due to opportunistic fourth quarter share repurchases
•Available liquidity was $1.9 billion at year-end, with no debt maturities in 2024
•Subsequent to December 31, 2023 we entered into interest rate hedges to fix 100% of the currently outstanding revolving credit facility borrowings at 4.9% and 100% of our term loan borrowings at 3.9%, thereby reducing floating rate leverage at year-end from 3.5% to zero
Portfolio & Financial Highlights

	FY 2023	FY 2022	Variance	Variance (%)
Portfolio Metrics
New Residents
Average household income ($)	$237,000	$238,000	($1,000)	flat
Median household income ($)	$170,000	$163,000	$7,000	4%
Rent-to-income %	19.0%	18.9%	0.1%	flat
Average FICO	723	727	(4)	(0.6%)
Existing Residents
Customer Satisfaction (CSAT)*	4.28	4.23	0.05	1%
TTM Retention (%)	62.3%	61.3%	1.0%	2%
# Properties	75	74	1	1%
# Apartment homes	21,674	22,200	(526)	(2%)
Average monthly revenue per apartment home ($)	$2,913	$2,648	$265	10%
Gross asset value ($B)**	$9.8B	$10.9B	($1.1B)	(10%)
Assets under management ($B)**	$11.9B	$12.4B	($0.5B)	(4%)
Balance Sheet
Total shares, units, and dilutive equivalents (in thousands)	154,636	159,164	(4,528)	(3%)
Total leverage ($M)
Recourse debt ($ / %)	$990M / 30%	$1,662M / 50%	($672M)	(40%)
Property debt ($ / %)	$2,299M / 68%	$1,604M / 48%	$695M	43%
Preferred equity ($ / %)	$79M / 2%	$79M / 2%	—	flat
Total leverage ($)	$3,368M	$3,345M	$23M	1%
Net leverage ($)	$3,263M	$3,058M	$205M	7%
Leverage metrics
Net leverage / Adjusted EBITDAre (x)	6.1x	6.05x	0.05x	1%
Mark-to-Market Value ($M)	$201M	$217M	($16M)	(7%)
Weighted Average Interest Rate (%)	4.3%	4.1%	0.2%	5%
Weighted Average Maturity (years)	6.5	6.3	0.2	3%
Unencumbered Properties ($B)**	$4.9B	$7.6B	($2.7B)	(36%)
Note: All metrics presented at AIR share, unless noted
*AIR targets CSAT scores (as defined within the Glossary) of 4.25 and higher. 4.0 or higher is considered world-class according to The Kingsley Index
**Please refer to the Glossary for the source of AIR's estimated gross asset value and assets under management

Historical Indexed Same Store Portfolio Performance

		CAGR
	2023	T-4 Years Since Pandemic 2020-2023	T-8 Years Mid 2010s 2016-2023	T-14 Years Post-GFC 2010-2023
Revenue	7.9%	4.2%	3.9%	4.0%
Controllable operating expenses	0.2%	(0.3%)	0.2%	(0.1%)
Total expenses	4.0%	2.0%	2.0%	1.8%
Net operating income	9.3%	5.0%	4.7%	5.1%
Unlevered FCF	9.5%	5.1%	4.9%	5.8%

2024 Outlook
•2024 Run-Rate FFO per share of $2.38, at the midpoint, reflects 2023 Run-Rate FFO per share of $2.36 adjusted for:
◦$0.11 of incremental NOI contribution from the Same Store Portfolio; less
◦($0.07) resulting from higher interest expense
◦($0.01) resulting from 2023 paired trades
◦($0.01) resulting from other items
•First quarter Run-Rate FFO per share between $0.55 and $0.59, and Run-Rate AFFO per share between $0.48 and $0.52. Run-Rate FFO per share is anticipated to decline sequentially by $0.07 at the midpoint; $0.055 of which is the result of normal seasonality related to property operating expenses; payroll taxes and the timing of G&A costs. The remaining $0.015 decline is due to the timing of short duration service income and casualty losses.
•Same Store Portfolio increased by seven properties in 2024, resulting in $64 million and $46 million of incremental Revenue and NOI, respectively, added to 2023 Same Store results
•A range of $50 million to $54 million in Other Real Estate NOI in 2024
•Third-party service income of $0.11 per share with (i) $0.06 to be earned from existing property and asset management agreements and (ii) $0.05 anticipated from future short-duration service income; an amount similar to that achieved in 2022 and 2023
•Supply impacts in line with historical experience with elevated levels observed in Costa Mesa, CA; Center City in Philadelphia; the Edgewater district of Miami; select pockets of Washington, DC; and, surrounding the Anschutz Medical Campus in Aurora, CO. Additional information can be found in AIR's 3rd Quarter Earnings Release and Supplemental.

	FULL YEAR 2024	FULL YEAR 2023	2024 VARIANCE AT THE MID-POINT
($ amounts represent AIR share)
Net income per share	($0.17) to ($0.27)	$4.27	($4.05)
Pro forma FFO per share	$2.33 to $2.43	$2.41	($0.03)
Run-Rate FFO per share	$2.33 to $2.43	$2.36	$0.02
Run-Rate AFFO per share	$2.07 to $2.17	$2.09	$0.03

Same Store operating components
Revenue change compared to prior year	2.6% to 5.0%	7.9%	(4.1%)
Expense change compared to prior year	4.8% to 2.8%	4.0%	(0.2%)
NOI change compared to prior year	2.0% to 5.6%	9.3%	(5.5%)

Interest expense, net	$145M to $150M	$136M	$11.5M

Capital allocation
Capital Enhancements	$50M to $60M	$71M	($16M)
Value of property acquisitions at AIR share	$87M	$585M	*
Share and OP unit repurchases	*	$167M	*
Proceeds from dispositions of real estate	*	$54M	*
Proceeds from joint venture transaction	*	$599M	*
Net Leverage to Adjusted EBITDAre ($45 million above target at 12/31/2023)	~6.0x	6.1x	~0.1x
*AIR anticipates being an active participant in the 2024 transaction market funding purchases with property debt, and proceeds from paired trades and co-investment by joint venture partners. We intend to pursue investments that are accretive to our cost of capital by > 200 basis points on an unlevered IRR basis. Given uncertainty surrounding the cost of capital, volume of transactions, operating plans, and timing, we are not providing guidance on the impact of transaction activity on 2024 results.

At the midpoint, 2024 revenue growth is derived from the following:

Components of Same Store Revenue Growth	Low	Mid	High
Earn-in from 2023 Leasing Activity	2.4%	2.4%	2.4%
Average Daily Occupancy Growth	0.2%	0.4%	0.8%
Return in 2024 on Capital Enhancements	0.2%	0.5%	0.5%
Contribution from 2022 Acquisitions moving to Same Store	0.1%	0.1%	0.1%
Change in Bad Debt	(0.3)%	0.1%	0.2%
2024 Same Store Revenue Growth before consideration of market rent growth	2.6%	3.5%	4.0%
Contribution from 2024 market growth (represents market rent growth of 0%, 1%, and 3%)	—%	0.3%	1.0%
Guided 2024 Same Store Revenue Growth*	2.6%	3.8%	5.0%
*    In September 2023, AIR published an early view on 2024 Same Store Revenue growth before consideration of 2024 Market growth. AIR now expects, at the midpoint, Same Store Revenue growth of 3.8%; above our previously published expectations. In addition to a 30 basis point contribution from 2024 market growth, we now anticipate incremental growth in average daily occupancy, offset by a lower contribution from the addition of the Class of 2022 to the same store pool. The lower contribution is a result of a slow down in blended lease rates at the Class of 2022 properties during the last four months of 2023 and the exclusion from the Same Store pool of one property due to property upgrades anticipated to disrupt operations. A 3.5% blended lease to lease rate will achieve the rate growth embedded in the midpoint of our revenue growth guidance. In January our signed blended rate growth was 3.8%.

Earnings Conference Call Information

Live Conference Call:	Conference Call Replay:
Friday, February 9, 2024 at 1:00 p.m. ET	Replay available until May 9, 2024
Domestic Dial-In Number: 1-888-259-6580	Domestic Dial-In Number: 1-877-674-7070
International Dial-In Number: 1-416-764-8624	International Dial-In Number: 1-416-764-8692
Conference ID: 85506070	Passcode: 506070 #
Live Webcast: investors.aircommunities.com
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release is available on AIR’s website at investors.aircommunities.com.
Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by AIR management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). Certain AIR terms and Non-GAAP measures are defined in the Glossary in the Supplemental Information and Non-GAAP measures reconciled to the most comparable GAAP measures.
With respect to AIR’s expectations under “Initiating 2024 guidance” and “2024 Outlook” above, AIR is not able to provide a quantitative reconciliation of Same Store FCF growth, Run-Rate FFO per share, Run-Rate AFFO per share and Year-end Net Leverage to Adjusted EBITDAre to the most directly comparable GAAP measures without unreasonable efforts, due to the forward-looking nature of these estimates and their inherent variability and uncertainty.
About AIR
Apartment Income REIT Corp (NYSE: AIRC) is a publicly traded, self-administered real estate investment trust (“REIT”). AIR’s portfolio comprises 76 communities totaling 27,010 apartment homes located in 10 states and the District of Columbia. AIR offers a simple, predictable business model with focus on what we call the AIR Edge, the cumulative result of our focus on resident selection, satisfaction, and retention, as well as relentless innovation in delivering best-in-class property management. The AIR Edge is a durable operating advantage in driving organic growth, as well as making possible the opportunity for excess returns for properties new to AIR’s platform. For additional information, please visit aircommunities.com.
Contact
Matthew O’Grady
Senior Vice President, Capital Markets
(303) 691-4566
investors@aircommunities.com

Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the Federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of 2024 results, including but not limited to: NAREIT FFO, Pro forma FFO, Run-Rate FFO, Run-Rate AFFO and selected components thereof; expectations regarding consumer demand, growth in revenue and strength of other performance metrics and models; expectations regarding acquisitions, as well as sales, and joint ventures and the use of proceeds thereof; and AIR liquidity and leverage metrics. We caution investors not to place undue reliance on any such forward-looking statements.
These forward-looking statements are based on management’s current expectations, estimates and assumptions and subject to risks and uncertainties, that could cause actual results to differ materially from such forward-looking statements, including, but not limited to: real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including inflation, the pace of job growth, and the level of unemployment; the amount, location, and quality of competitive new housing supply, which may be impacted by global supply chain disruptions; the timing and effects of acquisitions and dispositions; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; AIR’s ability to maintain current or meet projected occupancy, rental rate, and property operating results; expectations regarding sales of apartment communities and the use of proceeds thereof; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including interest rate changes and the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; and possible environmental liabilities, including costs, fines, or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by AIR. Other risks and uncertainties are described in filings by AIR with the Securities and Exchange Commission (“SEC”), including the section entitled “Risk Factors” in Item 1A of AIR’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent filings with the SEC.
In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and depends on our ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership.
These forward-looking statements reflect management’s judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances. This earnings release does not constitute an offer of securities for sale.

Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
REVENUES
Rental and other property revenues (1)	$193,216	$205,506	$809,875	$764,192
Other revenues	3,143	2,368	10,161	9,531
Total revenues	196,359	207,874	820,036	773,723

OPERATING EXPENSES
Property operating expenses (1)	53,973	55,112	244,095	231,791
Property management expenses	8,419	7,879	31,737	29,473
Depreciation and amortization	78,644	97,295	342,593	350,945
General and administrative expenses (2)	6,628	5,346	25,494	24,939
Other expenses, net	11,455	3,190	25,889	9,073
Total operating expenses	159,119	168,822	669,808	646,221
Interest income	2,181	1,518	8,314	50,264
Interest expense	(33,025)	(35,669)	(129,654)	(116,459)
Loss on extinguishment of debt	—	—	(2,008)	(23,636)
Gain on dispositions and impairments of real estate	2,206	352,197	677,740	939,806
(Loss) gain on derivative instruments, net	(6,580)	—	16,742	—
Loss from unconsolidated real estate partnerships	(17,381)	(530)	(29,648)	(3,504)
(Loss) income before income tax expense	(15,359)	356,568	691,714	973,973
Income tax benefit (expense)	3,484	(2,957)	(2,427)	(3,923)
Net (loss) income	(11,875)	353,611	689,287	970,050

Noncontrolling interests:
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(1,291)	(743)	(5,185)	(458)
Net income attributable to preferred noncontrolling interests in AIR OP	(1,570)	(1,581)	(6,280)	(6,388)
Net loss (income) attributable to common noncontrolling interests in AIR OP	(1,476)	(21,719)	(42,721)	(58,772)
Net income attributable to noncontrolling interests	(4,337)	(24,043)	(54,186)	(65,618)
Net (loss) income attributable to AIR	(16,212)	329,568	635,101	904,432
Net income attributable to AIR preferred stockholders	(43)	(44)	(172)	(172)
Net income attributable to participating securities	(1)	(245)	(485)	(618)
Net (loss) income attributable to AIR common stockholders	$(16,256)	$329,279	$634,444	$903,642

Net (loss) income attributable to AIR common stockholders per share – basic	$(0.11)	$2.20	$4.29	$5.86
Net (loss) income attributable to AIR common stockholders per share – diluted	$(0.11)	$2.17	$4.27	$5.81

Weighted-average common shares outstanding – basic	146,479	149,897	147,899	154,093
Weighted-average common shares outstanding – diluted	146,479	152,264	150,220	156,587
(1)Rental and other property revenues for the year ended December 31, 2023 are inclusive of $4.3 million of revenues related to sold properties, and property operating expenses are inclusive of $3.1 million of expenses related to sold properties. During the three months ended December 31, 2023, there were no revenues or expenses related to sold properties in rental and other property revenues or property operating expenses. Rental and other property revenues for the three months and year ended December 31, 2022 are inclusive of $6.3 million and $44.3 million, respectively, of revenues related to sold properties. Property operating expenses for the three months and year ended December 31, 2022 are inclusive of $2.8 million and $17.5 million, respectively, of expenses related to sold properties.
(2)In setting our G&A targets, we consider recurring service income from asset management services earned in our joint ventures as a reduction of general and administrative expenses. In accordance with GAAP, general and administrative expenses are shown gross of the recurring service income earned. The California Joint Venture is consolidated on our balance sheet and accordingly, recurring service income earned in this venture are included in the determination of net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships. The Virginia JV, the Core JV, and the Value-Add JV are not consolidated on our balance sheet and accordingly, recurring service income earned in these ventures is included in other revenues. Recurring service income earned from joint ventures were $1.6 million and $6.5 million for three months and year ended December 31, 2023, respectively, and $1.7 million and $6.9 million for three months and year ended December 31, 2022, respectively.

Consolidated Balance Sheets

(in thousands) (unaudited)

	December 31, 2023	December 31, 2022
Assets
Real estate	$7,610,567	$8,076,394
Accumulated depreciation	(2,245,589)	(2,449,883)
Net real estate	5,364,978	5,626,511
Cash and cash equivalents	91,401	95,797
Restricted cash	26,090	205,608
Goodwill	32,286	32,286
Investment in unconsolidated real estate partnerships	336,077	41,860
Other assets	283,920	549,821
Total assets	$6,134,752	$6,551,883

Liabilities and Equity
Non-recourse property debt	$2,236,975	$1,994,651
Debt issue costs	(13,184)	(9,221)
Non-recourse property debt, net	2,223,791	1,985,430
Term loans, net	473,701	796,713
Revolving credit facility borrowings	115,000	462,000
Unsecured notes payable, net	397,852	397,486
Accrued liabilities and other	296,894	513,805
Total liabilities	3,507,238	4,155,434

Preferred noncontrolling interests in AIR OP	77,140	77,143

Equity:
Perpetual Preferred Stock	2,000	2,000
Class A Common Stock	1,449	1,491
Additional paid-in capital	3,284,716	3,436,635
Accumulated other comprehensive income	22,392	43,562
Distributions in excess of earnings	(958,661)	(1,327,271)
Total AIR equity	2,351,896	2,156,417
Noncontrolling interests in consolidated real estate partnerships	(85,973)	(78,785)
Common noncontrolling interests in AIR OP	284,451	241,674
Total equity	2,550,374	2,319,306
Total Liabilities and Equity	$6,134,752	$6,551,883

Supplemental Schedule 1

Adjusted Funds From Operations Reconciliation Three Months and Year Ended December 31, 2023, Compared to Three Months and Year Ended December 31, 2022 (in thousands, except per share data) (unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net (loss) income attributable to AIR common stockholders	$(16,256)	$329,279	$634,444	$903,642
Adjustments:
Real estate depreciation and amortization, net of noncontrolling partners’ interest	95,427	91,965	356,357	332,401
Gain on dispositions and impairments of real estate, net of noncontrolling partners’ interest	(2,206)	(352,247)	(675,726)	(939,700)
Income tax adjustments related to gain on dispositions and other tax-related items	(3,439)	2,541	961	1,093
Common noncontrolling interests in AIR OP’s share of above adjustments and amounts allocable to participating securities	(5,671)	16,187	20,291	37,514
NAREIT FFO attributable to AIR common stockholders	$67,855	$87,725	$336,327	$334,950
Adjustments: (6)
Loss (gain) on derivative instruments (1)	13,467	—	(8,221)	—
Non-cash straight-line rent (2)	3,068	3,091	12,316	8,035
Business transformation and transition related costs (3)	6,826	1,452	7,585	5,333
Legal reserve	3,500	—	3,500	—
Loss on extinguishment of debt (4)	—	—	2,008	23,636
Casualty loss (gain) and other (5)	1,477	(3,040)	3,993	2,027
Common noncontrolling interests in AIR OP’s share of above adjustments and amounts allocable to participating securities	(1,805)	(104)	(1,351)	(2,423)
Pro forma FFO attributable to AIR common stockholders	$94,388	$89,124	$356,157	$371,558
Cash swap acceleration income, net of common noncontrolling interests in AIR OP and participating securities	(2,857)	—	(13,711)	—
Aimco note prepayment, net of common noncontrolling interests in AIR OP and participating securities	—	—	—	(34,370)
Casualty and legal expense in excess of run-rate, net of common noncontrolling interests in AIR OP and participating securities (5)	2,767	—	7,395	—
Run-Rate FFO attributable to AIR common stockholders	$94,298	$89,124	$349,841	$337,188
Capital Replacements, net of common noncontrolling interests in AIR OP and participating securities	(9,597)	(11,002)	(41,075)	(38,143)
Run-Rate AFFO attributable to AIR common stockholders	$84,701	$78,122	$308,766	$299,045

Total shares and dilutive share equivalents	146,514	149,996	147,976	154,319

Pro forma FFO per share – diluted	$0.64	$0.59	$2.41	$2.41
Run-Rate FFO per share – diluted	$0.64	$0.59	$2.36	$2.19
Run-Rate AFFO per share – diluted	$0.58	$0.52	$2.09	$1.94
(1)During 2023, we entered into treasury locks and interest rate swaps that did not qualify for hedge accounting under GAAP. Changes in the fair value of these instruments are included in net income attributable to AIR common stockholders. Any non-cash changes in fair value are excluded in the determination of Pro forma FFO.
(2)In 2018 and 2022, we assumed 99-year ground leases with scheduled rent increases. Due to the terms of the leases, GAAP rent expense will exceed cash rent payments until 2076 and 2079, respectively. We include the cash rent payments for these ground leases in Pro forma FFO but exclude the incremental straight-line non-cash rent expense. The rent expense for these leases is included in other expenses, net, in our condensed consolidated statements of operations.

Supplemental Schedule 1 (continued)

Adjusted Funds From Operations Reconciliation Three Months and Year Ended December 31, 2023, Compared to Three Months and Year Ended December 31, 2022 (in thousands, except per share data) (unaudited)

(3)During 2023 and 2022, we incurred consulting, placement, legal, and other transformation related costs as we fully implement AIR’s business model, including projects intended to increase efficiency and reduce costs in future periods. As we engage in and finalize our finance transformation initiative that modernizes our systems and processes, including a new ERP system, we expect to continue to incur these costs during the first half of 2024. We have excluded these costs from Pro forma FFO because we believe they are not related to ongoing operating performance.
(4)During 2023 and 2022, we incurred debt extinguishment costs related to the prepayment of debt. In 2023, these costs are related to the prepayment of high-cost, floating-rate debt. We excluded these costs from Pro forma FFO because we believe they are not representative of future cash flows.
(5)During 2023, we incurred significant casualty losses related to fire damage at our Palazzo East at Park La Brea apartment community. During 2021, we incurred significant casualty losses due to Hurricane Ida-induced flooding in downtown Philadelphia causing damage to our Park Towne Place apartment community, whose clean-up costs extended into 2022. During the third quarter of 2023, we recorded a net gain upon receipt of third-party funds, upon closing the 2021 Park Towne Place claim. AIR excludes individually significant casualty losses from the computation of FFO when the expected gains or losses are atypical, and costs are greater than $1 million. Individual casualty losses less than $1 million are included in FFO. In 2023, these "normal" casualty losses exceed historical averages and AIR's expectation entering the year by $2.5 million. In 2023, legal expenses exceeded historical averages and AIR's expectation entering the year by $5.4 million, which are excluded from the determination of Run-Rate FFO.
(6)The following tables summarize the adjustments from NAREIT FFO to Pro forma FFO for the three months and year ended December 31, 2023, and reconciles the adjustments from Supplemental Schedule 1 to Supplemental Schedule 2(b).

Three Months Ended December 31, 2023
Supplemental Schedule 1 Pro forma Adjustments	Supplemental Schedule 1	Supplemental Schedule 2(b)	Location within Supplemental Schedule 2(b)	Location within Consolidated Statement of Operations
Loss (gain) on derivative instruments	$13,467	$13,467	Loss on derivative instruments	(Loss) gain on derivative instruments, net / Interest expense
Non-cash straight-line rent	$3,068	$3,068	Land leases	Other expenses, net
Business transformation and transition related costs	$6,826	$6,826	Other (income) expenses, net	Other expenses, net
Legal reserve	$3,500	$3,500	Other (income) expenses, net	Other expense, net
Casualty loss (gain) and other		$(351)	Same Store revenues, before utility reimbursements	Loss from unconsolidated real estate partnerships
		530	Interest expense	Loss from unconsolidated real estate partnerships
		68	Casualty losses	Property operating expenses
		1,230	Other (income) expenses, net	Other expenses, net
	$1,477	$1,477	Total
Common noncontrolling interests in AIR OP’s share of above adjustments and amounts allocable to participating securities	$(1,805)	$(1,805)	Common noncontrolling interests in AIR OP	Net income attributable to noncontrolling interests

Year Ended December 31, 2023
Supplemental Schedule 1 Pro forma Adjustments	Supplemental Schedule 1	Supplemental Schedule 2(b)	Location within Supplemental Schedule 2(b)	Location within Consolidated Statement of Operations
Loss (gain) on derivative instruments	$(8,221)	$(8,221)	Gain on derivative instruments	(Loss) gain on derivative instruments, net / Interest expense
Non-cash straight-line rent	$12,316	$12,316	Land leases	Other expenses, net
Business transformation and transition related costs	$7,585	$7,585	Other (income) expense, net	Other expenses, net
Legal reserve	$3,500	$3,500	Other (income) expenses, net	Other expense, net
Loss on extinguishment of debt	$2,008	$2,008	Loss on extinguishment of debt	Loss on extinguishment of debt
Casualty loss (gain) and other		$(578)	Same Store revenues, before utility reimbursements	Loss from unconsolidated real estate partnerships
		2,095	Interest expense	Interest expense / Loss from unconsolidated real estate partnerships
		182	Casualty losses	Property operating expenses
		2,294	Other (income) expense, net	Other expenses, net
	$3,993	$3,993	Total
Common noncontrolling interests in AIR OP’s share of above adjustments and amounts allocable to participating securities	$(1,351)	$(1,351)	Common noncontrolling interests in AIR OP	Net income attributable to noncontrolling interests

Supplemental Schedule 2(a)

Adjusted Funds From Operations Information Three Months and Year Ended December 31, 2023, Compared to Three Months and Year Ended December 31, 2022 (consolidated amounts, in thousands) (unaudited)
Please refer to the Glossary for a reconciliation by line item from the Consolidated Statement of Operations to the amounts presented below in Supplemental Schedule 2(a). For AIR's share of the below amounts, please refer to Supplemental Schedule 2(b).

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Same Store revenues, before utility reimbursements	$154,302	$170,217	$656,366	$653,279
Other Real Estate revenues, before utility reimbursements	30,996	21,350	116,075	37,787
Total rental and other property revenues, before utility reimbursements	185,298	191,567	772,441	691,066
Same Store expenses, net of utility reimbursements	35,899	41,701	167,115	171,209
Other Real Estate expenses, net of utility reimbursements	9,260	6,600	36,981	12,400
Total property operating expenses, net of utility reimbursements	45,159	48,301	204,096	183,609
Net operating income	140,139	143,266	568,345	507,457
NOI related to sold communities	—	3,327	867	26,153
Lease income	379	379	1,516	17,929
Property management expenses, net	(5,632)	(4,091)	(21,592)	(19,974)
Property income	134,886	142,881	549,136	531,565

Recurring service revenue subject to long-term contracts (1)	5,442	4,587	19,484	18,525
Short duration service revenue generally in support of transaction activity	1,682	4,563	9,147	8,908
Allocated cost of services provided (2)	(4,211)	(4,983)	(13,591)	(14,237)
Insurance provided to third parties, net of costs	408	(11)	960	(294)
Income from third party services	3,321	4,156	16,000	12,902

General and administrative expenses (3)	(6,572)	(6,271)	(27,055)	(28,879)

Interest expense	(29,189)	(35,669)	(135,766)	(116,459)
Loss on extinguishment of debt	—	—	(2,008)	(23,636)
Preferred OP unitholder dividends	(1,570)	(1,581)	(6,280)	(6,388)
Preferred stockholder dividends	(43)	(44)	(172)	(172)
Interest income	1,802	1,246	6,798	32,702
Total cost of leverage	(29,000)	(36,048)	(137,428)	(113,953)

Casualty (loss) gain	(1,429)	3,309	(5,567)	(2,962)
Land leases	(4,720)	(4,824)	(18,880)	(12,750)
Income from unconsolidated real estate partnerships	6,289	636	11,383	3,743
Other income, net	(5,762)	(1,725)	(2,461)	(115)
(Loss) gain on derivative instruments	(13,467)	—	8,221	—
Tax benefit (expense), net	45	(471)	(1,466)	(2,895)
Total other	(19,044)	(3,075)	(8,770)	(14,979)

Common noncontrolling interests in AIR OP	(7,090)	(5,709)	(22,658)	(21,678)
Participating securities	(58)	(68)	(256)	(198)
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(8,588)	(8,141)	(32,642)	(29,830)
NAREIT FFO attributable to AIR common stockholders	$67,855	$87,725	$336,327	$334,950
Total pro forma adjustments, net of common noncontrolling interests in AIR OP and participating securities	26,533	1,399	19,830	36,608
Pro forma FFO attributable to AIR common stockholders	$94,388	$89,124	$356,157	$371,558
Cash swap acceleration income, net of common noncontrolling interests in AIR OP and participating securities	(2,857)	—	(13,711)	—
Aimco note prepayment, net of common noncontrolling interests in AIR OP and participating securities	—	—	—	(34,370)
Casualty and Legal expense in excess of run-rate, net of common noncontrolling interests in AIR OP and participating securities	2,767	—	7,395	—
Run-Rate FFO attributable to AIR common stockholders	$94,298	$89,124	$349,841	$337,188
Capital Replacements, net of common noncontrolling interests in AIR OP and participating securities	(9,597)	(11,002)	(41,075)	(38,143)
Run-Rate AFFO attributable to AIR common stockholders	$84,701	$78,122	$308,766	$299,045

Supplemental Schedule 2(a) (continued)

Adjusted Funds From Operations Information Three Months and Year Ended December 31, 2023, Compared to Three Months and Year Ended December 31, 2022 (consolidated amounts, in thousands) (unaudited)

(1)Recurring service revenue subject to long-term contracts is comprised of recurring service income earned from our joint ventures, and property and recurring service income earned through our operating agreements in place with third parties.
(2)Allocated cost of services provided includes direct and indirect costs incurred to provide property and recurring services to third parties.
(3)In setting our G&A targets, we consider recurring service income from asset management services earned in our joint ventures as a reduction of general and administrative expenses. In accordance with GAAP, general and administrative expenses are shown gross of the recurring service income earned. The California Joint Venture is consolidated on our balance sheet and accordingly, recurring service income earned in this venture are included in the determination of net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships. The Virginia JV, the Core JV, and the Value-Add JV are not consolidated on our balance sheet and accordingly, recurring service income earned in these ventures are included in loss from unconsolidated real estate partnerships. Recurring service income earned in our joint ventures were $1.6 million and $6.5 million for the three months and year ended December 31, 2023, respectively, and $1.7 million and $6.9 million for three months and year ended December 31, 2022, respectively.

Supplemental Schedule 2(b)

Adjusted Funds from Operations Information, Proportionate Share Information Three Months and Year Ended December 31, 2023 (in thousands) (unaudited)

	Three Months Ended December 31, 2023
	NAREIT Consolidated FFO	Noncontrolling Interests' Share (1)	AIR's Share of Unconsolidated (2)	AIR Share of FFO	Pro Forma Adjustments (3)	Pro Forma FFO
Same Store revenues, before utility reimbursements	$154,302	$(16,209)	$16,519	$154,612	$(351)	$154,261
Other Real Estate revenues, before utility reimbursements	30,996	—	2,487	33,483	—	33,483
Total rental and other property revenues, before utility reimbursements	185,298	(16,209)	19,006	188,095	(351)	187,744
Same Store expenses, net of utility reimbursements	35,899	(3,846)	3,831	35,884	—	35,884
Other Real Estate expenses, net of utility reimbursements	9,260	—	628	9,888	—	9,888
Total property operating expenses, net of utility reimbursements	45,159	(3,846)	4,459	45,772	—	45,772
Net operating income	140,139	(12,363)	14,547	142,323	(351)	141,972
NOI related to sold communities	—	—	144	144	—	144
Lease income	379	—	—	379	—	379
Property management expense attributable to AIR's ownership	(5,632)	—	—	(5,632)	—	(5,632)
Property income	134,886	(12,363)	14,691	137,214	(351)	136,863
Recurring service revenue subject to long-term contracts (4)	5,442	—	—	5,442	—	5,442
Short duration service revenue generally in support of transaction activity	1,682	—	—	1,682	—	1,682
Allocated cost of services provided (5)	(4,211)	—	—	(4,211)	—	(4,211)
Insurance provided to third parties, net of costs	408	—	—	408	—	408
Income from third-party services	3,321	—	—	3,321	—	3,321
General and administrative expenses	(6,572)	—	—	(6,572)	—	(6,572)
Interest expense	(29,189)	3,731	(8,055)	(33,513)	530	(32,983)
Preferred OP unitholder dividends	(1,570)	—	—	(1,570)	—	(1,570)
Preferred stockholder dividend	(43)	—	—	(43)	—	(43)
Interest income	1,802	(3)	17	1,816	—	1,816
Total cost of leverage	(29,000)	3,728	(8,038)	(33,310)	530	(32,780)
Casualty losses (6)	(1,429)	12	(127)	(1,544)	68	(1,476)
Land leases	(4,720)	—	—	(4,720)	3,068	(1,652)
Income from unconsolidated real estate partnerships	6,289	—	(6,289)	—	—	—
Other (income) expenses, net (6)	(5,762)	35	(237)	(5,964)	11,556	5,592
Loss on derivative instruments	(13,467)	—	—	(13,467)	13,467	—
Tax benefit, net	45	—	—	45	—	45
Total other	(19,044)	47	(6,653)	(25,650)	28,159	2,509
Common noncontrolling interests in AIR OP	(7,090)	—	—	(7,090)	(1,805)	(8,895)
Participating securities	(58)	—	—	(58)	—	(58)
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(8,588)	8,588	—	—	—	—
Total attributable to AIR common stockholders	$67,855	$—	$—	$67,855	$26,533	$94,388
				Nonrecurring contributions (6)		(90)
				Run-Rate FFO (7)		$94,298
				Capital replacements		(9,597)
				Run-Rate AFFO (7)		$84,701

Supplemental Schedule 2(b) (continued)

Adjusted Funds from Operations Information, Proportionate Share Information Three Months and Year Ended December 31, 2023 (in thousands) (unaudited)

	Year Ended December 31, 2023
	NAREIT Consolidated FFO	Noncontrolling Interests' Share (1)	AIR's Share of Unconsolidated (2)	AIR Share of FFO	Pro Forma Adjustments (3)	Pro Forma FFO
Same Store revenues, before utility reimbursements	$656,366	$(63,603)	$7,957	$600,720	$(578)	$600,142
Other Real Estate revenues, before utility reimbursements	116,075	1	3,511	119,587	—	119,587
Total rental and other property revenues, before utility reimbursements	772,441	(63,602)	11,468	720,307	(578)	719,729
Same Store expenses, net of utility reimbursements	167,115	(15,876)	1,659	152,898	—	152,898
Other Real Estate expenses, net of utility reimbursements	36,981	—	917	37,898	—	37,898
Total property operating expenses, net of utility reimbursements	204,096	(15,876)	2,576	190,796	—	190,796
Net operating income	568,345	(47,726)	8,892	529,511	(578)	528,933
NOI related to sold communities	867	—	20,071	20,938	—	20,938
Lease income	1,516	—	—	1,516	—	1,516
Property management expense attributable to AIR's ownership	(21,592)	—	—	(21,592)	—	(21,592)
Property income	549,136	(47,726)	28,963	530,373	(578)	529,795
Recurring service revenue subject to long-term contracts (4)	19,484	—	—	19,484	—	19,484
Short duration service revenue generally in support of transaction activity	9,147	—	—	9,147	—	9,147
Allocated cost of services provided (5)	(13,591)	—	—	(13,591)	—	(13,591)
Insurance provided to third parties, net of costs	960	—	—	960	—	960
Income from third-party services	16,000	—	—	16,000	—	16,000
General and administrative expenses	(27,055)	—	—	(27,055)	—	(27,055)
Interest expense	(135,766)	14,986	(17,023)	(137,803)	2,095	(135,708)
Loss on extinguishment of debt	(2,008)	—	—	(2,008)	2,008	—
Preferred OP unitholder dividends	(6,280)	—	—	(6,280)	—	(6,280)
Preferred stockholder dividends	(172)	—	—	(172)	—	(172)
Interest income	6,798	22	59	6,879	—	6,879
Total cost of leverage	(137,428)	15,008	(16,964)	(139,384)	4,103	(135,281)
Casualty losses (6)	(5,567)	(73)	(183)	(5,823)	182	(5,641)
Land leases	(18,880)	—	—	(18,880)	12,316	(6,564)
Income from unconsolidated real estate partnerships	11,383	—	(11,383)	—	—	—
Other (income) expenses, net (6)	(2,461)	149	(433)	(2,745)	13,379	10,634
Gain on derivative instruments	8,221	—	—	8,221	(8,221)	—
Tax expense, net	(1,466)	—	—	(1,466)	—	(1,466)
Total other	(8,770)	76	(11,999)	(20,693)	17,656	(3,037)
Common noncontrolling interests in AIR OP	(22,658)	—	—	(22,658)	(1,351)	(24,009)
Participating securities	(256)	—	—	(256)	—	(256)
Proportionate adjustments	(32,642)	32,642	—	—	—	—
Total attributable to AIR common stockholders	$336,327	$—	$—	$336,327	$19,830	$356,157
				Nonrecurring contributions (6)		(6,316)
				Run-Rate FFO (7)		$349,841
				Capital replacements		(41,075)
				Run-Rate AFFO (7)		$308,766

Supplemental Schedule 2(b) (continued)

Adjusted Funds from Operations Information, Proportionate Share Information Three Months and Year Ended December 31, 2023 (in thousands) (unaudited)
(1)Amounts represent the noncontrolling interests’ proportionate share of consolidated amounts, including the amounts related to the California Joint Venture.
(2)Amounts represent AIR’s proportionate share of the operations of 15 unconsolidated properties, including the Virginia Joint Venture, Value-Add Joint Venture, and Core Joint Venture.
(3)Refer to Supplemental Schedule 1 for the description of each pro forma adjustment. The pro forma adjustments have been allocated to the respective financial statement line item above.
(4)Recurring service revenue subject to long-term contracts is comprised of property and recurring service income earned with our joint ventures and third parties.
(5)Allocated cost of services provided includes direct and indirect costs incurred to provide property and recurring services to third parties.
(6)In 2023, the nonrecurring contributions, net of noncontrolling interests, are comprised of $2.9 million and $13.7 million of swap acceleration income from the refinancing of floating rate debt with long-term fixed financing for the three months and year ended December 31, 2023, respectively, offset partially by $2.8 million and $7.4 million of higher than anticipated casualty and legal costs for the three months and year ended December 31, 2023, respectively. These amounts are included within casualty gain (loss) and other expenses, net.
(7)Run-Rate FFO and Run-Rate AFFO per share was $0.64 and $0.58 for the three months ended December 31, 2023. Run-Rate FFO and Run-Rate AFFO was $2.36 and $2.09 for the year ended December 31, 2023.

Supplemental Schedule 3

Property Net Operating Income Trailing Five Quarters (in thousands) (unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Consolidated Property NOI
Revenues, before utility reimbursements
Same Store	$154,302	$156,739	$174,000	$171,325	$170,217
Other Real Estate	30,996	28,519	28,214	28,346	21,350
Total revenues, before utility reimbursements	185,298	185,258	202,214	199,671	191,567

Expenses, net of utility reimbursements
Same Store	35,899	42,080	44,608	44,528	41,701
Other Real Estate	9,260	7,869	9,721	10,131	6,600
Total expenses, net of utility reimbursements	45,159	49,949	54,329	54,659	48,301

Property Net Operating Income
Same Store	118,403	114,659	129,392	126,797	128,516
Other Real Estate	21,736	20,650	18,493	18,215	14,750
Total Property Net Operating Income	$140,139	$135,309	$147,885	$145,012	$143,266

NOI related to communities sold and held for sale	$—	$113	$595	$159	$3,327

Noncontrolling interests' share of NOI (1)	$(12,363)	$(11,837)	$(11,916)	$(11,610)	$(11,677)

AIR's share of unconsolidated apartment community NOI (1)	$14,691	$11,109	$1,581	$1,582	$1,596
(1)Represents the noncontrolling interests' share of 14 consolidated apartment communities and AIR’s share of 15 unconsolidated apartment communities included in the Virginia, Core, and Value-Add Joint Ventures. Total Property Net Operating Income, as shown above, is based on consolidated amounts, and therefore includes the third-party share of consolidated joint ventures, and excludes AIR’s share of amounts from unconsolidated real estate partnerships. To arrive at AIR’s proportionate share of Property Net Operating Income, one must subtract the third-party share of consolidated amounts and add AIR’s share of unconsolidated joint ventures.

Supplemental Schedule 4

Apartment Home Summary As of December 31, 2023 (unaudited)

	Number of Apartment Communities	Number of Apartment Homes	AIR Share of Apartment Homes

Same Store (1)	63	22,794	18,056
Other Real Estate (2)	12	3,832	3,618
Total Portfolio	75	26,626	21,674

(1)Our Same Store portfolio includes 14 unconsolidated communities with 5,284 homes, of which AIR’s share is 2,205 homes. During the first quarter of 2024, seven communities will be moved into Same Store, as AIR will have owned them for the entirety of the periods presented. One community currently in Same Store will move to Other Real Estate due to planned property capital investment.
(2)During the first quarter of 2024, our Other Real Estate portfolio will decrease by seven communities due to their reclassification into our Same Store Portfolio. One apartment community acquired in 2022 will remain in Other Real Estate and one community currently in Same Store will move to Other Real Estate due to planned property capital investment. Additionally in the first quarter of 2024, the Other Real Estate portfolio will increase by one due to the acquisition of an apartment community located in Raleigh, North Carolina.

Supplemental Schedule 5(a)

Capitalization and Financial Metrics As of December 31, 2023 (dollars in thousands) (unaudited)

Leverage Balances and Characteristics

Debt	Consolidated	AIR Share of Unconsolidated Partnerships	Noncontrolling Interests	Total AIR Share	Weighted- Average Maturity (Years)		Weighted- Average Interest Rate
Fixed rate loans payable	$2,236,975	$446,194	$(463,067)	$2,220,102	7.7		4.0%
Floating rate loans payable (1)	—	79,000	—	79,000	3.0	(3)	5.4%
Non-recourse property debt	$2,236,975	$525,194	$(463,067)	$2,299,102	7.5		4.0%

Term loans (2)	475,000	—	—	475,000	2.1	(3)	4.3%	(4)
Unsecured notes payable	400,000	—	—	400,000	6.5		4.3%
Revolving credit facility borrowings	115,000	—	—	115,000	2.3	(3)	6.3%	(4)
Preferred equity	79,140	—	—	79,140	9.8	(5)	8.1%
Total leverage	$3,306,115	$525,194	$(463,067)	$3,368,242	6.5		4.3%

Cash and restricted cash (6)	(106,335)	(9,467)	10,369	(105,433)
Net leverage	$3,199,780	$515,727	$(452,698)	$3,262,809

Leverage Ratios Fourth Quarter 2023 (7)

Annualized Current Quarter
Proportionate Debt to Adjusted EBITDAre	6.0x
Net Leverage to Adjusted EBITDAre	6.1x

Unsecured Debt Covenants	December 31, 2023	Covenant
Fixed Charge Coverage Ratio	3.20x	1.50x
Leverage Ratio	36.7%	≤ 60.0%
Secured Indebtedness Ratio	25.6%	≤ 40.0%
Unsecured Leverage Ratio	33.1%	≤ 60.0%
(1)The $79 million of floating rate loans payable has a maximum interest rate of 5.4% due to an interest rate cap that expired on January 9, 2024. The interest rate cap was replaced with an interest rate swap that expires on January 15, 2027, fixing the all-in rate at 5.8%.
(2)Our term loans are fixed with interest rate swaps at a weighted-average all-in cost of 4.3%.
(3)Assumes exercise of extension options.
(4)After consideration of interest rate hedges entered into in February 2024, the effective interest rate on our term loans is 3.9% for the balance of the year, and the effective interest rate on $200 million of our revolving credit facility borrowings is 4.9%,.
(5)Our preferred OP Units are redeemable at the holder’s option and our preferred stock is redeemable by AIR on or after December 15, 2025. We have computed the weighted-average maturity of our preferred OP Units assuming a 10-year maturity and preferred stock assuming it is called at the expiration of the no-call period.
(6)Restricted cash on the balance sheet includes tenant security deposits, which are excluded for purposes of calculating our net leverage.
(7)We calculate Adjusted EBITDAre used in our leverage ratios based on annualized current quarter amounts. Our Adjusted EBITDAre has been calculated on a pro forma basis as further described in the Glossary. We target a Net Leverage to Adjusted EBITDAre around 6.0x, but anticipate the ratio will vary based on the timing of transactions. Fourth quarter Net Leverage to Adjusted EBITDAre is elevated by 0.1x of a turn due to opportunistic fourth quarter share repurchases. We anticipate Net Leverage to Adjusted EBITDAre to be elevated in the first quarter of 2024 due to the timing of the Raleigh, North Carolina acquisition in January 2024, as well as seasonally lower Adjusted EBITDAre during the quarter. We anticipate this to normalize throughout the year as Adjusted EBITDAre grows, consistent with normal seasonality.

Supplemental Schedule 5(b)

Capitalization and Financial Metrics As of December 31, 2023 (dollar amounts in thousands) (unaudited)

	Amortization	Maturities		Sub-Total Non-Recourse Property Debt	Unsecured Debt (1)		Total	Maturities as a Percent of Total	Average Rate on Maturing Debt
2024 Q1	6,250	—		6,250	—		6,250	—%	—%
2024 Q2	6,294	—		6,294	—		6,294	—%	—%
2024 Q3	6,345	—		6,345	—		6,345	—%	—%
2024 Q4	6,547	—		6,547	—		6,547	—%	—%
Total 2024	25,436	—		25,436	—		25,436	—%	—%

2025 Q1	6,610	—		6,610	—		6,610	—%	—%
2025 Q2	6,321	70,827		77,148	—		77,148	2.2%	3.7%
2025 Q3	5,539	121,949		127,488	—		127,488	3.8%	3.3%
2025 Q4	5,326	92,945		98,271	275,000	(2)	373,271	11.6%	4.0%
Total 2025	23,796	285,721		309,517	275,000		584,517	17.7%	3.8%

2026	19,600	98,790		118,390	200,000		318,390	9.4%	3.9%
2027	18,091	127,565	(2)	145,656	100,000		245,656	7.2%	4.4%
2028	14,404	534,224		548,628	—		548,628	16.8%	4.9%
2029	14,641	40,877		55,518	100,000		155,518	4.4%	4.4%
2030	12,821	342,465		355,286	—		355,286	10.8%	3.5%
2031	7,878	137,208		145,086	—		145,086	4.3%	3.3%
2032	7,631	67,368		74,999	200,000		274,999	8.4%	4.0%
2033	7,860	320,000		327,860	—		327,860	10.1%	4.8%
Thereafter	135,348	57,378		192,726	—		192,726	1.8%	5.1%
Total	$287,506	$2,011,596		$2,299,102	$875,000		$3,174,102	90.9%	4.2%
(1)Includes $475 million of term loans and $400 million of unsecured notes payable.
(2)Amount shown assumes exercise of extension options.

Preferred Equity

	Amount Outstanding as of December 31, 2023	Date First Available for Redemption by AIR	Coupon	Amount
Class A Perpetual Preferred Stock	20	December 2025	8.50%	$2,000
Preferred Partnership Units	2,846,524	n/a	8.14%	77,140
Total Preferred Equity			8.15%	$79,140

Common Stock, Partnership Units and Equivalents (shares and units in thousands)

December 31, 2023
Class A Common Stock outstanding	144,483
Participating unvested restricted stock	135
Dilutive options, share equivalents and non-participating unvested restricted stock	60
Total shares and dilutive share equivalents	144,678
Common Partnership Units and equivalents outstanding	9,958
Total shares, units, and dilutive share equivalents	154,636

Supplemental Schedule 6(a)

Same Store Operating Results
Three Months Ended December 31, 2023, Compared to Three Months Ended December 31, 2022
(proportionate amounts, in thousands, except community, home, and per home data) (unaudited)

The table below presents AIR’s Same Store portfolio as of December 31, 2023.

				Revenues, Before Utility Reimbursements			Expenses, Net of Utility Reimbursements			Net Operating Income			Net Operating Income Margin	Average Daily Occupancy During Period		Average Revenue per AIR Apartment Home
	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	4Q 2023	4Q 2022	Growth	4Q 2023	4Q 2022	Growth	4Q 2023	4Q 2022	Growth	4Q 2023	4Q 2023	4Q 2022	4Q 2023	4Q 2022
Bay Area	7	1,967	1,412	$14,100	$13,790	2.2%	$3,236	$3,416	(5.3%)	$10,864	$10,374	4.7%	77.0%	97.7%	97.4%	$3,406	$3,343
Boston	5	1,148	1,148	11,842	11,117	6.5%	2,789	3,154	(11.6%)	9,053	7,963	13.7%	76.4%	97.5%	98.2%	3,526	3,286
Denver (1)	7	2,027	1,723	11,051	10,645	3.8%	2,386	2,311	3.2%	8,665	8,334	4.0%	78.4%	97.6%	98.3%	2,191	2,096
Los Angeles	9	3,815	2,966	32,405	30,353	6.8%	6,547	5,927	10.5%	25,858	24,426	5.9%	79.8%	97.6%	97.9%	3,731	3,484
Miami (1)	6	2,425	2,267	21,235	19,069	11.4%	6,047	5,333	13.4%	15,188	13,736	10.6%	71.5%	97.3%	92.9%	3,210	3,019
Philadelphia (1)	9	2,748	2,070	17,923	17,558	2.1%	4,443	4,299	3.3%	13,480	13,259	1.7%	75.2%	97.0%	97.3%	2,975	2,907
San Diego (1)	6	2,367	1,912	16,112	14,661	9.9%	2,976	2,941	1.2%	13,136	11,720	12.1%	81.5%	97.7%	97.9%	2,874	2,612
Washington, D.C. (1)	10	5,489	3,750	24,007	22,675	5.9%	5,654	6,091	(7.2%)	18,353	16,584	10.7%	76.4%	97.7%	97.5%	2,184	2,067
Other Markets	4	808	808	5,586	5,398	3.5%	1,806	2,296	(21.3%)	3,780	3,102	21.9%	67.7%	93.2%	93.0%	2,474	2,395
Total	63	22,794	18,056	$154,261	$145,266	6.2%	$35,884	$35,768	0.3%	$118,377	$109,498	8.1%	76.7%	97.3%	96.9%	$2,926	$2,767

Capital Replacements										(8,680)	(10,061)	(13.7%)
Unlevered FCF										$109,697	$99,437	10.3%
FCF Margin										71.1%	68.5%	2.6%
(1)     Includes AIR’s share of results of 14 unconsolidated apartment communities included in the Virginia JV, Core JV, and Value-Add JV.

Supplemental Schedule 6(b)

Same Store Operating Results
Three Months Ended December 31, 2023, Compared to Three Months Ended September 30, 2023
(proportionate amounts, in thousands, except community, home, and per home data) (unaudited)

The table below presents AIR’s Same Store portfolio as of December 31, 2023.

				Revenues, Before Utility Reimbursements			Expenses, Net of Utility Reimbursements			Net Operating Income			Net Operating Income Margin	Average Daily Occupancy During Period		Average Revenue per AIR Apartment Home
	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	4Q 2023	3Q 2023	Growth	4Q 2023	3Q 2023	Growth	4Q 2023	3Q 2023	Growth	4Q 2023	4Q 2023	3Q 2023	4Q 2023	3Q 2023
Bay Area	7	1,967	1,412	$14,100	$13,997	0.7%	$3,236	$3,503	(7.6%)	$10,864	$10,494	3.5%	77.0%	97.7%	94.8%	$3,406	$3,487
Boston	5	1,148	1,148	11,842	11,517	2.8%	2,789	3,235	(13.8%)	9,053	8,282	9.3%	76.4%	97.5%	95.5%	3,526	3,503
Denver (1)	7	2,027	1,723	11,051	10,953	0.9%	2,386	2,815	(15.2%)	8,665	8,138	6.5%	78.4%	97.6%	94.8%	2,191	2,235
Los Angeles	9	3,815	2,966	32,405	31,881	1.6%	6,547	6,575	(0.4%)	25,858	25,306	2.2%	79.8%	97.6%	96.9%	3,731	3,696
Miami (1)	6	2,425	2,267	21,235	20,599	3.1%	6,047	6,532	(7.4%)	15,188	14,067	8.0%	71.5%	97.3%	93.8%	3,210	3,230
Philadelphia (1)	9	2,748	2,070	17,923	17,956	(0.2%)	4,443	5,101	(12.9%)	13,480	12,855	4.9%	75.2%	97.0%	93.7%	2,975	3,086
San Diego (1)	6	2,367	1,912	16,112	15,572	3.5%	2,976	3,496	(14.9%)	13,136	12,076	8.8%	81.5%	97.7%	96.8%	2,874	2,804
Washington, D.C. (1)	10	5,489	3,750	24,007	23,574	1.8%	5,654	6,453	(12.4%)	18,353	17,121	7.2%	76.4%	97.7%	95.9%	2,184	2,184
Other Markets	4	808	808	5,586	5,570	0.3%	1,806	2,643	(31.7%)	3,780	2,927	29.1%	67.7%	93.2%	92.4%	2,474	2,487
Total	63	22,794	18,056	$154,261	$151,619	1.7%	$35,884	$40,353	(11.1%)	$118,377	$111,266	6.4%	76.7%	97.3%	95.3%	$2,926	$2,938

Capital Replacements										(8,680)	(8,170)	6.2%
Unlevered FCF										$109,697	$103,096	6.4%
FCF Margin										71.1%	68.0%	3.1%
(1)     Includes AIR’s share of results of 14 unconsolidated apartment communities included in the Virginia JV, Core JV, and Value-Add JV.

Supplemental Schedule 6(c)

Same Store Operating Results Year Ended December 31, 2023, Compared to Year Ended December 31, 2022 (proportionate amounts, in thousands, except community, home, and per home data) (unaudited)
The table below presents AIR’s Same Store portfolio as of December 31, 2023.

				Revenues, Before Utility Reimbursements			Expenses, Net of Utility Reimbursements			Net Operating Income			Net Operating Income Margin	Average Daily Occupancy During Period		Average Revenue per AIR Apartment Home
	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	YTD 4Q 2023	YTD 4Q 2022	Growth	YTD 4Q 2023	YTD 4Q 2022	Growth	YTD 4Q 2023	YTD 4Q 2022	Growth	YTD 4Q 2023	YTD 4Q 2023	YTD 4Q 2022	YTD 4Q 2023	YTD 4Q 2022
Bay Area	7	1,967	1,412	$55,684	$53,364	4.3%	$13,776	$13,782	—%	$41,908	$39,582	5.9%	75.3%	96.6%	97.2%	$3,403	$3,239
Boston	5	1,148	1,148	45,716	42,450	7.7%	12,352	12,515	(1.3%)	33,364	29,935	11.5%	73.0%	96.7%	97.7%	3,432	3,155
Denver (1)	7	2,027	1,723	43,410	40,833	6.3%	10,187	9,817	3.8%	33,223	31,016	7.1%	76.5%	96.6%	97.0%	2,173	2,036
Los Angeles	9	3,815	2,966	125,559	118,201	6.2%	26,390	24,558	7.5%	99,169	93,643	5.9%	79.0%	97.0%	97.8%	3,638	3,395
Miami (1)	6	2,425	2,267	81,185	69,559	16.7%	24,248	21,669	11.9%	56,937	47,890	18.9%	70.1%	94.5%	93.9%	3,159	2,722
Philadelphia (1)	9	2,748	2,070	71,273	68,053	4.7%	18,827	18,682	0.8%	52,446	49,371	6.2%	73.6%	95.7%	96.6%	2,998	2,838
San Diego (1)	6	2,367	1,912	61,707	56,436	9.3%	12,791	12,042	6.2%	48,916	44,394	10.2%	79.3%	97.6%	97.7%	2,756	2,517
Washington, D.C. (1)	10	5,489	3,750	93,442	85,877	8.8%	24,524	24,801	(1.1%)	68,918	61,076	12.8%	73.8%	97.1%	97.4%	2,137	1,960
Other Markets	4	808	808	22,166	21,545	2.9%	9,803	9,218	6.3%	12,363	12,327	0.3%	55.8%	93.6%	95.2%	2,442	2,333
Total	63	22,794	18,056	$600,142	$556,318	7.9%	$152,898	$147,084	4.0%	$447,244	$409,234	9.3%	74.5%	96.4%	96.8%	$2,874	$2,652

Capital Replacements										(36,612)	(34,181)	7.1%
Unlevered FCF										$410,632	$375,053	9.5%
FCF Margin										68.4%	67.4%	1.0%
(1)Includes AIR’s share of results of 14 unconsolidated apartment communities included in the Virginia JV, Core JV, and Value-Add JV.

Supplemental Schedule 6(d)

Same Store Operating Expense Detail (proportionate amounts, in thousands) (unaudited)

Quarterly Comparison

	4Q 2023	% of Total	4Q 2022	$ Change	% Change
Operating expenses (1)	$15,914	44.3%	$17,192	$(1,278)	(7.4%)
Utility expense, net of reimbursement	1,872	5.2%	2,249	(377)	(16.8%)
Real estate taxes	15,180	42.4%	14,471	709	4.9%
Insurance	2,918	8.1%	1,856	1,062	57.2%
Total	$35,884	100.0%	$35,768	$116	0.3%

Sequential Comparison

	4Q 2023	% of Total	3Q 2023	$ Change	% Change
Operating expenses (1)	$15,914	44.3%	$19,690	$(3,776)	(19.2%)
Utility expense, net of reimbursement	1,872	5.2%	2,089	(217)	(10.4%)
Real estate taxes	15,180	42.4%	15,573	(393)	(2.5%)
Insurance	2,918	8.1%	3,001	(83)	(2.8%)
Total	$35,884	100.0%	$40,353	$(4,469)	(11.1%)

Year-to-Date Comparison

	YTD 4Q 2023	% of Total	YTD 4Q 2022	$ Change	% Change
Operating expenses (1)	$72,885	47.7%	$72,750	$135	0.2%
Utility expense, net of reimbursement	7,953	5.2%	8,974	(1,021)	(11.4%)
Real estate taxes	61,039	39.9%	57,562	3,477	6.0%
Insurance	11,021	7.2%	7,798	3,223	41.3%
Total	$152,898	100.0%	$147,084	$5,814	4.0%
(1)Includes onsite payroll, repairs and maintenance, software and technology expenses, marketing, expensed turnover costs, and other property related operating expenses.

Supplemental Schedule 7

Portfolio Data by Market Fourth Quarter 2023 Compared to Fourth Quarter 2022 (proportionate amounts) (unaudited)

	Quarter Ended December 31, 2023					Quarter Ended December 31, 2022
	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	% AIR NOI (1)	Average Revenue per AIR Apartment Home	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	% AIR NOI (1)	Average Revenue per AIR Apartment Home
Bay Area	8	2,077	1,522	8.4%	$3,420	8	2,077	1,522	8.5%	$3,376
Boston	6	1,284	1,284	7.2%	3,491	6	1,284	1,284	6.7%	3,257
Denver	8	2,280	1,976	7.0%	2,201	8	2,280	2,241	8.2%	2,102
Los Angeles	9	3,815	2,966	18.5%	3,731	9	3,815	2,966	18.5%	3,484
Miami	10	3,970	3,812	19.4%	3,481	9	3,471	3,471	17.4%	3,262
Philadelphia	9	2,748	2,070	8.9%	2,782	9	2,748	2,669	11.8%	2,703
San Diego	6	2,367	1,912	9.4%	2,874	6	2,367	2,191	10.1%	2,578
Washington, D.C.	12	6,477	4,524	16.5%	2,302	11	6,014	4,611	15.2%	2,070
Other Markets	7	1,608	1,608	4.7%	2,145	8	1,245	1,245	3.6%	2,375
Total	75	26,626	21,674	100.0%	$2,933	74	25,301	22,200	100.0%	$2,747
(1)NOI represents the operating results of apartment communities including ancillary commercial rents. NOI does not include any office related rents or other material commercial rents.

Supplemental Schedule 8

Apartment Community Disposition and Acquisition Activity (dollars in millions, except average revenue per home) (unaudited)

Dispositions
	Number of Apartment Homes	Weighted- Average Ownership	Gross Proceeds	Property Debt	Net Sales Proceeds (1)	Average Revenue per Home (2)
2023 Dispositions
3	257	100.0%	$54.2	$—	$52.1	$2,665
During the year ended December 31, 2023, we additionally raised capital through the formation of two joint ventures. We formed a Value-Add JV through the sale of 70% interest in our Huntington Gateway property, a 443-unit property located in Virginia, in exchange for $9 million in cash and the assumption by the joint venture of $94.1 million in debt. We also formed a Core JV through the sale of a 47% interest in 10 properties in exchange for $202 million in cash and the assumption by the joint venture of $303 million in debt.
In aggregate, AIR raised $653.5 million through property dispositions and joint venture transactions, with a cost of capital of a 5.8% year-one NOI yield, a 4.9% year-one FCF yield, and an 8.1% 10-year unlevered IRR.

Acquisitions
Apartment Community Name	Location	Month Acquired	Apartment Homes	Purchase Price	Average Revenue per Apartment Home (2)
2023 Acquisitions
Southgate Towers	Miami, FL	January	495	$298.0	$2,693
The Villages at Olde Towne	Raleigh, NC	August	360	$84.5	$1,580
The Elm (3)	Bethesda, MD	August	456	$132.5	$3,599
Brizo Apartments	Durham, NC	September	260	$70.0	$1,757
AIR reinvested proceeds from its property dispositions and joint venture transactions at a cost of capital that equated to a 5.4% year-one NOI yield, 5.3% year-one FCF yield, and a 10.4% 10-year unlevered IRR. The paired trade was 40-basis points dilutive to year-one NOI yield, 40-basis points accretive to FCF yield, and 230-basis points accretive to unlevered IRR.
(1)Net Sales Proceeds are after repayment of debt, if any, net working capital settlements, payment of transaction costs and debt prepayment penalties, if applicable.
(2)Represents average revenue per apartment home for leases in place at the time of acquisition or disposition.
(3)During the year ended December 31, 2023, the Core JV closed on one apartment community located in Bethesda, Maryland, for $250 million, with AIR acquiring a 53% interest ($132.5 million).

Supplemental Schedule 9

Apartment Community Capital Addition Information Three Months and Year Ended December 31, 2023 (proportionate amounts, in thousands, except per apartment home data) (unaudited)
We classify capital additions as Capital Replacements (“CR”), Capital Enhancements (“CE”), Initial Capital Expenditures (“ICE”), Casualty, and Other. Recurring capital additions are included within CR based on the useful life of the item under consideration and the period over which we have owned the item. Previously, AIR also reported Capital Improvements. Capital Improvements were similar to Capital Replacements but represented capital additions made to replace the portion of acquired apartment communities consumed prior to our period of ownership.
The table below includes our capital spend in proportionate amounts, adjusted to remove the third-party share of consolidated amounts and to include our share of unconsolidated amounts, and excludes amounts related to properties sold or classified as held for sale.

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Capital Additions (1)
Capital Replacements
Buildings and grounds	$6,992	$28,843
Turnover capital	751	2,836
Capitalized site payroll and indirect costs	465	1,698
Capital Replacements (2)	8,208	33,377
Capital Enhancements	7,097	71,049
Initial Capital Expenditures	11,972	46,024
Casualty	820	5,531
Other	1,038	2,858
Total capital additions	$29,135	$158,839

Total AIR share of apartment homes	21,674	21,674

Capital Replacements per apartment home	$379	$1,540
(1)For the three months and year ended December 31, 2023, capital additions for our apartment communities included $0.1 million and $1.1 million, respectively, of capitalized interest costs.
(2)Capital replacements represent AIR’s proportionate share as of December 31, 2023, for all periods presented.

GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL AND OPERATING MEASURES

This Earnings Release and Supplemental Information include certain financial and operating measures used by AIR management that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AIR OPERATING PARTNERSHIP: Apartment Income REIT, L.P., a Delaware limited partnership, is the operating partnership in AIR’s UPREIT structure. AIR owns approximately 91.1% of the legal interest in the common partnership units of the AIR Operating Partnership and 93.6% of the economic interest in the common partnership units of the AIR Operating Partnership. The difference is explained by unvested LTIPs and LTIP IIs.
AIR PROPORTIONATE FINANCIAL INFORMATION: Within this Earnings Release and Supplemental Information, we provide certain financial information necessary to calculate our share of financial information. This information is not, nor is it intended to be, a presentation in accordance with GAAP. Our proportionate share of financial information includes our share of unconsolidated real estate partnerships and excludes the noncontrolling interest partners’ share of consolidated real estate partnerships.
We do not control the unconsolidated real estate partnerships and the calculation of our share of the assets and liabilities and revenues and expenses does not represent a legal claim to a proportionate share of such items. The amount of cash distributions partners in such partnerships may receive is based upon specific provisions in the partnership agreements and may vary based on whether such distributions are generated from operations, capital events or liquidation.
Proportionate information benefits the users of our financial information by providing the amount of revenues, expenses, assets, liabilities, and other items attributable to our stockholders. Other companies may calculate their proportionate information differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the non-GAAP AIR proportionate financial information should not be considered in isolation or as a substitute for information included in our financial statements as reported under GAAP.
AVERAGE REVENUE PER APARTMENT HOME: Represents our proportionate average monthly rental and other property revenues, excluding utility cost reimbursements, divided by the average number of occupied apartment homes as of the end of the period.
CAPITAL ADDITIONS DEFINITIONS
CAPITAL REPLACEMENTS (CR): Expenditures that are necessary to help preserve the value of and maintain functionality at the communities.
CAPITAL ENHANCEMENTS (CE): May include kitchen and bath remodeling, energy conservation projects, and investments in more durable, longer-lived materials designed to position assets for higher rental levels in their respective markets.
INITIAL CAPITAL EXPENDITURES (ICE): Represent capital additions contemplated in the underwriting at our recently acquired communities. These amounts are considered when determining expected returns.

CASUALTY: Represents capitalized costs incurred in connection with the restoration of an apartment community after a casualty event.
OTHER: Represents capitalized costs in connection with tenant improvements, entitlement, and planning.
Previously, AIR also reported Capital Improvements. Capital Improvements were similar to Capital Replacements but represented capital additions made to replace the portion of acquired apartment communities consumed prior to our period of ownership. AIR now includes these amounts in Capital Replacements.
CSAT SCORE: Customer satisfaction (“CSAT”) score, as graded on a scale from zero to five, represents our residents as to overall satisfaction with their interaction with AIR and/or AIR teammates in performance of services. We believe this is a useful metric for investors as our financial performance is affected by the satisfaction of our residents. Resident satisfaction is correlated to retention of customers and their willingness to pay higher rents, in turn increasing average daily occupancy, lease growth rates, and revenue growth, and also lowering operating expense.

FREE CASH FLOW: Free Cash Flow, as calculated for our retained portfolio, represents an apartment community’s property net operating income, less spending for Capital Replacements. We believe that Free Cash Flow is useful to investors as a supplemental measure of apartment community performance because it takes into consideration costs incurred during the period to replace shares of capital assets that have been consumed during our ownership.

FREE CASH FLOW CAP RATE: Free Cash Flow Cap Rate represents the NOI Cap Rate, adjusted for Capital Replacement spending.

FREE CASH FLOW MARGIN: Free Cash Flow Margin represents an apartment community's property net operating income less annual Capital Replacement spending, as a percentage of the apartment community's rental and other property revenues.
GROSS ASSET VALUE AND ASSETS UNDER MANAGEMENT:
Gross Asset Value (“GAV”) is based on third party estimates. The value of assets under management ("AUM") is calculated using the estimated fair market value of properties and other assets based on third party estimates.
LEVERAGE RATIO DEFINITIONS
We target Net Leverage to Adjusted EBITDAre of approximately 6.0x. We also focus on Proportionate Debt to Adjusted EBITDAre. We believe these ratios, which are based in part on non-GAAP financial information, are commonly used by investors and analysts to assess the relative financial risk associated with balance sheets of companies within the same industry, and they are believed to be similar to measures used by rating agencies to assess entity credit quality. EBITDAre and Adjusted EBITDAre should not be considered alternatives to net income (loss) as determined in accordance with GAAP as indicators of performance. There can be no assurance that our method of calculating EBITDAre and Adjusted EBITDAre is comparable with that of other real estate investment trusts.
Our net leverage includes our share of long-term, non-recourse property debt, outstanding borrowings on our revolving credit facility, term loans, unsecured notes payable, and preferred equity, reduced by cash and restricted cash on-hand, excluding tenant security deposits. We reconcile consolidated balances to our net leverage on Supplemental Schedule 5(a).
We calculate Adjusted EBITDAre used in our leverage ratios based on annualized current quarter amounts.

EBITDAre AND ADJUSTED EBITDAre
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION FOR REAL ESTATE (“EBITDAre”): NAREIT defines EBITDAre as net income computed in accordance with GAAP, before interest expense, income taxes, depreciation, and amortization expense, further adjusted for:
•gains and losses on dispositions of depreciated property;
•impairment write-downs of depreciated property; and
•adjustments to reflect our share of EBITDAre of investments in unconsolidated entities and consolidated entities with non-controlling interests.
We believe that EBITDAre is useful to investors, creditors, and rating agencies as a supplemental measure of our ability to incur and service debt because it is a recognized measure of performance by the real estate industry and facilitates comparison of credit strength between AIR and other companies.
ADJUSTED EBITDAre: Adjusted EBITDAre is defined as EBITDAre adjusted for the effect of the following items for the reasons set forth below:
•the amount is excluded by which GAAP rent expense exceeds cash rent payments for two long-term ground leases until 2076 and 2079. The excess of GAAP rent expense over the cash payments for these leases does not reflect a current obligation that affects our ability to service debt; and
•applicable Pro forma FFO adjustments to NAREIT FFO per Supplemental Schedule 1 to exclude certain amounts that are unique or occur infrequently.
A reconciliation of net income to EBITDAre and Adjusted EBITDAre for our portfolio for the quarter ended December 31, 2023, is as follows (in thousands, unaudited):

Three Months Ended
December 31, 2023
Net income	$(11,875)
Adjustments:
Interest expense	33,025
Income tax benefit	(3,484)
Depreciation and amortization	78,644
Gain on dispositions of real estate	(2,206)
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(1,291)
EBITDAre adjustments attributable to noncontrolling interests and unconsolidated real estate partnerships	22,073
EBITDAre	$114,886
Pro forma FFO and other adjustments, net (1)	23,972
Adjusted EBITDAre	$138,858
Annualized Adjusted EBITDAre, unadjusted for non-recurring items	$555,432
Removal of annualization impact for non-recurring items (2)	$(22,945)
Annualized Adjusted EBITDAre	$532,487
(1)Includes applicable Pro forma adjustments to NAREIT FFO per Supplemental Schedule 1 and an adjustment of $3.8 million non-cash gain on derivative instruments.
(2)Fourth quarter 2023 EBITDAre benefits from $22.9 million of items that are not expected to recur in the future. As such, they were not annualized in the computation of Adjusted EBITDAre.
FIXED CHARGE COVERAGE RATIO: As defined by our credit agreement, the ratio of (a) EBITDA to (b) fixed charges, which represent the sum of (i) our proportionate share of interest expense (excluding prepayment penalties and amortization of debt issuance costs), (ii) debt amortization, and (iii) Preferred Dividends, for the four fiscal quarters preceding the date of calculation. The calculation of certain of these measures as defined by our Credit Agreement may differ from those used in the calculations of our Leverage Ratios.
PREFERRED DIVIDENDS: Preferred Dividends include dividends paid with respect to AIR’s Preferred Stock and the AIR OP’s Preferred Partnership Units, exclusive of preferred equity redemption related amounts.
PREFERRED EQUITY: Preferred equity represents the redemption amounts for AIR’s Preferred Stock and the AIR OP’s Preferred Partnership Units and may be found in AIR’s consolidated balance sheets and on Supplemental Schedule 5(b).
PREFERRED OP UNITS: Preferred OP Units represent the redemption amounts for the AIR OP’s Preferred Partnership Units and may be found in our consolidated balance sheets and on Supplemental Schedule 5(b).
PROPORTIONATE DEBT TO ADJUSTED EBITDAre RATIO: The ratio of (a) our share of net leverage as calculated on Supplemental Schedule 5(a), excluding Preferred Equity, to (b) Annualized Adjusted EBITDAre.
NET LEVERAGE TO ADJUSTED EBITDAre RATIO: The ratio of (a) our share of net leverage as calculated on Supplemental Schedule 5(a), to (b) Annualized Adjusted EBITDAre.
NAREIT FUNDS FROM OPERATIONS (NAREIT FFO): NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income computed in accordance with GAAP, excluding: (i) depreciation and amortization related to real estate; (ii) gains and losses from sales or impairment of depreciable assets and land used in the primary business of the REIT; (iii) and income taxes directly associated with a gain or loss on sale of real estate; and including (iv) our share of NAREIT FFO of unconsolidated partnerships and joint ventures. We compute NAREIT FFO for all periods presented in accordance with the guidance set forth by NAREIT.
In addition to NAREIT FFO, we use PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO), RUN RATE FUNDS FROM OPERATIONS (Run Rate FFO), and RUN-RATE ADJUSTED FUNDS FROM OPERATIONS (Run-Rate AFFO).

Pro forma FFO is used to measure short-term performance. Pro forma FFO represents NAREIT FFO as defined above, excluding certain amounts that are unique or occur infrequently. Our pro forma adjustments are defined in further detail in the footnotes to Supplemental Schedule 1.
Run-Rate FFO is used to provide a stabilized view of current performance that would be indicative of long-term performance. Run-Rate FFO represents Pro forma FFO as defined above, excluding certain amounts that are unique or occur infrequently.

Run-Rate AFFO is Run-Rate FFO reduced by Capital Replacements and is a measure of current period performance.
NAREIT FFO, Pro forma FFO, Run Rate FFO, and Run-Rate AFFO are non-GAAP measures that we believe are helpful to investors in understanding our short-term performance because they capture features particular to real estate performance by recognizing that real estate assets generally appreciate over time or maintain residual value to a much greater extent than do other capital assets such as machinery, computers or other personal property. These measures should not be considered alternatives to net income as determined in accordance with GAAP, as indicators of performance. There can be no assurance that our method of computing these measures is comparable with that of other real estate investment trusts.
NET OPERATING INCOME (NOI) CAP RATE: NOI Cap Rate is calculated based on our share of the proportionate property NOI for the trailing twelve months prior to sale, less a 3% management fee, divided by gross price.

NET OPERATING INCOME (NOI) MARGIN: Represents an apartment community’s net operating income as a percentage of the apartment community’s rental and other property revenues.
OTHER EXPENSES, NET: Other expenses, net, allocated to contribution from real estate operations on Supplemental Schedule 2 generally includes franchise taxes, expenses specifically related to our administration of our real estate partnerships (for example, services such as audit, tax, and legal), and risk management activities related to certain other corporate expenses.
PROPERTY NET OPERATING INCOME (NOI) and PROPORTIONATE PROPERTY NOI: NOI is defined as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues; casualties; property management expenses; real estate depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this Earnings Release and Supplemental Information to our consolidated GAAP amounts are provided below.
Due to the diversity of our economic ownership interests in our apartment communities in the periods presented, we evaluate the performance of the apartment communities in our segments using Proportionate Property NOI, which represents our share of the NOI for the apartment communities that we manage. Proportionate Property NOI is defined as our share of rental and other property revenue less our share of property operating expenses. In our evaluation of community results, we exclude utility cost reimbursement from rental and other property revenues and reflect such amount as a reduction of the related utility expense within property operating expenses.
The following table presents the reconciliation of GAAP rental and other property revenue to the proportionate revenues before utility reimbursements and GAAP property operating expenses to proportionate expenses, net of utility reimbursements. The table also presents the reconciliation of consolidated Same Store revenue before utility reimbursements and expenses, net of utility reimbursements as presented on Supplemental Schedule 2(a) to the proportionate amounts presented on Supplemental Schedule 6.

Segment NOI Reconciliation
(in thousands) (unaudited)	Three Months Ended
	December 31, 2023		December 31, 2022
Total Real Estate Operations	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements

Total (per consolidated statements of operations)	$193,216	$53,973	$205,506	$55,112
Adjustment: Utilities reimbursement (1)	(7,921)	(7,921)	(7,659)	(7,659)
Adjustment: Sold properties and other amounts not allocated (2)	3	(1,408)	(6,280)	375
Adjustment: Non-real estate depreciation (3)	—	515	—	473
Total (per Supplemental Schedule 2)	$185,298	$45,159	$191,567	$48,301
Proportionate adjustments and other (4)	2,446	613	(24,955)	(5,934)
Proportionate property net operating income	$187,744	$45,772	$166,612	$42,367

Total Same Store Operations
Same Store amounts (per Supplemental Schedule 2)	$154,302	$35,899	$170,217	$41,701
Proportionate adjustments and other (4)	(41)	(15)	(24,951)	(5,933)
Same Store amounts, adjusted (per Supplemental Schedule 6)	$154,261	$35,884	$145,266	$35,768

	Year Ended
	December 31, 2023		December 31, 2022
Total Real Estate Operations	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements

Total (per consolidated statements of operations)	$809,875	$244,095	$764,192	$231,791
Adjustment: Utilities reimbursement (1)	(33,113)	(33,113)	(28,835)	(28,835)
Adjustment: Sold properties and other amounts not allocated (2)	(4,321)	(9,004)	(44,291)	(20,958)
Adjustment: Non-real estate depreciation (3)	—	2,118	—	1,611
Total (per Supplemental Schedule 2)	$772,441	$204,096	$691,066	$183,609
Proportionate adjustments and other (4)	(52,712)	(13,300)	(96,965)	(24,126)
Proportionate property net operating income	$719,729	$190,796	$594,101	$159,483

Total Same Store Operations
Same Store amounts (per Supplemental Schedule 2)	$656,366	$167,115	$653,279	$171,209
Proportionate adjustments and other (4)	(56,224)	(14,217)	(96,961)	(24,125)
Same Store amounts, adjusted (per Supplemental Schedule 6)	$600,142	$152,898	$556,318	$147,084

(1)Approximately two-thirds of our utility costs are reimbursed by residents. These reimbursements are included in rental and other property revenues in our consolidated statements of operations prepared in accordance with GAAP. This adjustment represents the reclassification of utility reimbursements from revenues to property operating expenses for the purpose of evaluating segment results and as presented on Supplemental Schedules 2, 3, and 6. We also exclude the reimbursement amounts from the calculation of Average Revenue per Apartment Home throughout this Earnings Release and Supplemental Schedules.
(2)Sold properties and other amounts not allocated includes operating results of apartment communities sold during the periods shown or held for sale at the end of the period and casualty expense, which are not included in property operating expenses, net of utility reimbursements in the Supplemental Schedule 2 presentation.
(3)Expenses, net of utility reimbursements, property management expenses, net, and G&A includes the depreciation of capitalized costs of non-real estate assets, which are included in depreciation and amortization expense in our consolidated statements of operations, in accordance with GAAP. This adjustment represents the reclassification of non-real estate depreciation, which was made in Supplemental Schedules 2, 3, and 6.
(4)Proportionate adjustments and other represent (i) both the noncontrolling interests’ share and AIR’s share of unconsolidated apartment communities’ rental and other property revenues before utility reimbursements and property operating expenses, net of utility reimbursements and, (ii) applicable pro forma adjustments per Supplemental Schedule 2(b). Such adjustments are necessary to reconcile consolidated amounts presented on Supplemental Schedule 2(a) to the amounts allocated to our operating segments, as well as to reconcile Same Store amounts presented on Supplemental Schedule 2(a) to proportionate Same Store amounts presented on Supplemental Schedule 6.
PORTFOLIO QUALITY RATINGS: We measure the quality of apartment communities in our portfolio based on average rents of our apartment homes compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis. Under this rating system, we classify as “A” quality apartment communities those earning rents greater than 125% of local market average; as “B” quality apartment communities those earning rents between 90% and 125% of local market average.
REAL ESTATE CLASSIFICATIONS: Our portfolio of apartment communities is diversified by both price point and geography. Our portfolio is classified into two segments, as follows:
SAME STORE: Same Store apartment communities are apartment communities that (a) are owned and managed by AIR, and (b) have reached a stabilized level of operations.
OTHER REAL ESTATE: Includes communities that do not meet the criteria to be classified as Same Store.

SAME STORE RENTAL RATES: We measure changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or as a renewal.
SOLD AND HELD FOR SALE APARTMENT COMMUNITIES: Apartment communities either sold since January 1, 2023 or classified as held for sale at the end of the period. For purposes of highlighting results of operations related to our retained portfolio, results for Sold and Held For Sale Apartment Communities are excluded from property net operating income and presented separately on a net basis on Supplemental Schedule 2.
TURNOVER AND RETENTION: Turnover represents the percentage of residents who have moved out in the trailing twelve months. It is calculated by dividing the number of move outs in the trailing twelve months, excluding intra-community transfers, by the daily average number of occupied apartment homes during the trailing twelve months. At December 31, 2023, Turnover, was 37.7%, 100-basis points lower than December 31, 2022. If intra-community transfers were included in the calculation, Turnover would be 500-basis points higher.

Retention represents the inverse of Turnover, as defined above.

Reconciliation of Supplemental Schedule 2(a) from the Consolidated Statement of Operations

Three Months Ended December 31, 2023 (in thousands) (unaudited)

	Total per Consolidated Statement of Operations	Property NOI Adjustments (1)	Services Provided to Third Parties (2)	Derivative Instruments (3)	Lease Income, Expense, and Other (4)	Excluded from AFFO per Supplemental Schedule 1	Total per Supplemental Schedule 2(a)
Total revenues, before utility reimbursements	$193,216	$(7,918)	$—	$—	$—	$—	$185,298
Other revenues	3,143	—	(3,143)	—	—	—	—
Total expenses, net of utility reimbursements	(53,973)	8,814	—	—	—	—	(45,159)
NOI related to sold communities	—	—	—	—	—	—	—
Lease income	—	—	—	—	379	—	379
Property management expenses, net	(8,419)	(310)	3,097	—	—	—	(5,632)
Recurring service revenue subject to contract	—	—	5,442	—	—	—	5,442
Short duration service revenue attributable to transaction activity	—	—	1,682	—	—	—	1,682
Insurance provided to third parties, net of costs	—	—	408	—	—	—	408
Allocated cost of services provided	—	—	(4,211)	—	—	—	(4,211)
Depreciation and amortization	(78,644)	962	—	—	—	77,682	—
General and administrative expenses	(6,628)	(136)	192	—	—	—	(6,572)
Other expenses, net	(11,455)	17	(2,095)	3,051	4,720	—	(5,762)
Interest expense	(33,025)	—	—	3,836	—	—	(29,189)
Loss on extinguishment of debt	—	—	—	—	—	—	—
Gain on dispositions and impairments of real estate	2,206	—	—	—	—	(2,206)	—
Interest income	2,181	—	—	—	(379)	—	1,802
Casualty losses	—	(1,429)	—	—	—	—	(1,429)
Land leases	—	—	—	—	(4,720)	—	(4,720)
(Loss) income from unconsolidated real estate partnerships	(17,381)	—	410	—	—	23,260	6,289
Loss on derivative instruments	(6,580)	—	—	(6,887)	—	—	(13,467)
Tax benefit, net	3,484	—	—	—	—	(3,439)	45
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(1,291)	—	(1,782)	—	—	(5,515)	(8,588)
Preferred OP unitholder dividends	(1,570)	—	—	—	—	—	(1,570)
Common noncontrolling interests in AIR OP	(1,476)	—	—	—	—	(5,614)	(7,090)
Preferred stockholder dividends	(43)	—	—	—	—	—	(43)
Participating securities	(1)	—	—	—	—	(57)	(58)
Total	$(16,256)	$—	$—	$—	$—	$84,111	$67,855

Reconciliation of Supplemental Schedule 2(a) from the Consolidated Statement of Operations (continued)

Year Ended December 31, 2023 (in thousands) (unaudited)

	Total per Consolidated Statement of Operations	Property NOI Adjustments (1)	Services Provided to Third Parties (2)	Derivative Instruments (3)	Lease Income, Expense, and Other (4)	Excluded from AFFO per Supplemental Schedule 1	Total per Supplemental Schedule 2(a)
Total revenues, before utility reimbursements	$809,875	$(37,434)	$—	$—	$—	$—	$772,441
Other revenues	10,161	—	(10,161)	—	—	—	—
Total expenses, net of utility reimbursements	(244,095)	39,999	—	—	—	—	(204,096)
NOI related to sold communities	—	867	—	—	—	—	867
Lease income	—	—	—	—	1,516	—	1,516
Property management expenses, net	(31,737)	(1,231)	11,376	—	—	—	(21,592)
Recurring service revenue subject to contract	—	—	19,484	—	—	—	19,484
Short duration service revenue attributable to transaction activity	—	—	9,147	—	—	—	9,147
Insurance provided to third parties, net of costs	—	—	960	—	—	—	960
Allocated cost of services provided	—	—	(13,591)	—	—	—	(13,591)
Depreciation and amortization	(342,593)	3,865	—	—	—	338,728	—
General and administrative expenses	(25,494)	(520)	(1,041)	—	—	—	(27,055)
Other expenses, net	(25,889)	21	(10,106)	14,633	18,880	—	(2,461)
Interest expense	(129,654)	—	—	(6,112)	—	—	(135,766)
Loss on extinguishment of debt	(2,008)	—	—	—	—	—	(2,008)
Gain on dispositions and impairments of real estate	677,740	—	—	—	—	(677,740)	—
Interest income	8,314	—	—	—	(1,516)	—	6,798
Casualty losses	—	(5,567)	—	—	—	—	(5,567)
Land leases	—	—	—	—	(18,880)	—	(18,880)
(Loss) income from unconsolidated real estate partnerships	(29,648)	—	1,025	—	—	40,006	11,383
Gain on derivative instruments	16,742	—	—	(8,521)	—	—	8,221
Tax expense, net	(2,427)	—	—	—	—	961	(1,466)
Proportionate adjustments	(5,185)	—	(7,093)	—	—	(20,364)	(32,642)
Preferred OP unitholder dividends	(6,280)	—	—	—	—	—	(6,280)
Common noncontrolling interests in AIR OP	(42,721)	—	—	—	—	20,063	(22,658)
Preferred stockholder dividends	(172)	—	—	—	—	—	(172)
Participating securities	(485)	—	—	—	—	229	(256)
Total	$634,444	$—	$—	$—	$—	$(298,117)	$336,327

Reconciliation of Supplemental Schedule 2(a) from the Consolidated Statement of Operations (continued)

(1)Property NOI adjustments:
a.Utility reimbursements – In our consolidated statements of operations, utility reimbursements are included in rental and other property revenues in accordance with GAAP. For purposes of AFFO, we reflect utility reimbursements within property operating expenses to reflect our net utility expense.
b.Sold property revenues and expenses – In our consolidated statement of operations, revenues and expenses related to sold properties are included in rental and other property revenues and property operating expenses in accordance with GAAP. For purposes of AFFO, the related revenues and expenses are reclassified into a discrete line item and presented net within the NOI attributable to sold properties line item.
c.Non-real estate depreciation – In our consolidated statement of operations, the depreciation of capitalized costs of non-real estate assets is included in depreciation and amortization in accordance with GAAP. For purposes of AFFO, these costs are allocated to property operating expenses, property management expenses, and general and administrative expenses based on the nature of the asset to better reflect the economic cost of operating the business.
d.Casualty losses – In our consolidated statements of operations, casualty losses are included in property operating expenses in accordance with GAAP. For purposes of AFFO, the amounts are presented separately within the discrete line item casualty losses.
(2)Services provided to third parties:
a.In our consolidated statements of operations, property management and recurring service revenue related to third parties (inclusive of services provided to our consolidated and unconsolidated joint venture partners) are included in other revenues, income (loss) from unconsolidated real estate partnerships, and non-controlling interests in consolidated real estate partnerships. Non-recurring transactional income is included within other expenses, net, and the related property and recurring service expenses related to these services are included in property operating expenses and general and administrative expenses. For purposes of AFFO, these revenues are included within recurring service revenue subject to long-term contracts, and short duration service revenue generally in support of transaction activity, and the related costs are included within allocated costs of services provided.
(3)Derivative instruments:
a.In our consolidated statements of operations, derivative activity including unrealized mark-to-market on derivative positions, amortization of accumulated other comprehensive income, and any cash activity is recorded within interest expense or gain on derivative instruments, net within our consolidated statements of operations based on the accounting hedge designation for each derivative transaction. For purposes of AFFO, monthly cash settlements related to our interest rate swaps and the economic impact of treasury locks are included within interest expense in order to present the economic impact of our derivative positions on interest expense. The impact of one-time swap cancellation income is included within other expense, net as it is considered a non-recurring income. All other non-cash activity is recorded to gain on derivative instruments, net.
(4)Lease income, expense, and other:
a.Ground leases – In our consolidated statement of operations, ground lease expense is included in other expenses, net in accordance with GAAP. For purposes of AFFO, this expense is presented within the discrete line item land leases.
b.Lease income – In our consolidated statements of operations, lease income for land parcels that we lease to a third party is included in interest income. For purposes of AFFO, this income is presented in the discrete line item lease income.